As filed with the Securities and Exchange Commission on March 7, 2003 Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          NEW ENGLAND BANCSHARES, INC.
             (exact name of registrant as specified in its charter)

          FEDERAL                                        04-3693643
(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)




                               660 ENFIELD STREET
                           ENFIELD, CONNECTICUT 06082
                                 (860) 253-5200
              (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                          NEW ENGLAND BANCSHARES, INC.
                         2003 STOCK-BASED INCENTIVE PLAN
                            (Full Title of the Plan)

                                          COPIES TO:
DAVID J. O'CONNOR
PRESIDENT AND CHIEF EXECUTIVE OFFICER     KENT M. KRUDYS, ESQ.
NEW ENGLAND BANCSHARES, INC.              SUZANNE A. WALKER, ESQ.
660 ENFIELD STREET                        MULDOON MURPHY & FAUCETTE LLP
ENFIELD, CONNECTICUT 06082                5101 WISCONSIN AVENUE, N.W.
(860) 253-5200                            WASHINGTON, D.C.  20016
(Name, address, including zip code, and   (202) 362-0840
telephone number, including area code,
of agent for service)

=======================================================================================================
Title of each Class of         Amount           Proposed Maximum     Proposed Maximum      Amount of
  Securities to be        to be Registered    Offering Price Per    Aggregate Offering    Registration
     Registered                 (1)                 Share (3)             Price                Fee
-------------------------------------------------------------------------------------------------------

  Common Stock
$.01 par Value           200,000              $15.00                $3,000,000            $243
                         Shares (2)
======================================================================================================

(1)Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares to be issued pursuant to the New England Bancshares, Inc. 2003 Stock-Based Incentive Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of New England Bancshares, Inc., as permitted by Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").
(2)Represents the shares which may be issued as stock awards or upon the exercise of options to purchase shares of New England Bancshares, Inc. common stock granted or to be granted under the Plan.
(3)Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act, the price per share is the average of the bid and ask price of the New England Bancshares, Inc. common stock, as reported on March 5, 2003.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462.

NEW ENGLAND BANCSHARES, INC.

PART I     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the New England Bancshares, Inc. 2003 Stock-Based Incentive Plan (the "Plan") required by Part I of the Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Such documents and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement constitute the prospectus for the Registration Statement.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

      (a) The Form 10-KSB, Annual Report, filed by the Registrant for the fiscal year ended March 31, 2002 (File No. 000-49711), which includes the balance sheets as of March 31, 2002 and 2001 of Enfield Federal Savings and Loan Association, related statements of income, changes in capital accounts and cash flows for the years ended March 31, 2002 and 2001.

      (b) The Form 10-QSB report filed by the Registrant for the fiscal quarter ended June 30, 2002 (File No. 000-49711), filed with the SEC on August 14, 2002.

      (c) The Form 10-QSB and Form 10-QSB/A reports filed by the Registrant for the fiscal quarter ended September 30, 2002 (File No. 000-49711), filed with the SEC on November 14, 2002 and December 6, 2002, respectively.

      (d) The Form 10-QSB filed by the Registrant for the fiscal quarter ended December 31, 2002 (File No. 000-49711) filed with the SEC on February 14, 2003.

      (e) The description of the Registrant's common stock contained in Registrant's Form 8-A (File No. 000-49711), as filed with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and rule 12b-15 promulgated thereunder, on March 27, 2002, and declared effective April 17, 2002, as incorporated by reference from the Company's Form SB-2 (File No. 333-82856) declared effective on April 17, 2002.

      (f) All documents filed by the Registrant and the Plan, where applicable, pursuant to Section 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

       ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

The validity of the Common Stock offered hereby has been passed upon for the Registrant by the firm of Muldoon Murphy & Faucette LLP, Washington, D.C.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND PLAN ADMINISTRATOR.

Article XII of the Registrant's Bylaws provides that:

      The Registrant (hereinafter referred to in Item 6 of the Registration Statement as the "Holding Company") shall indemnify its directors, officers and employees in accordance with the following requirements:

      SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION. (A) The following definitions apply for purposes of this Article XII:

      (i) ACTION. The term "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal or otherwise, including any appeal or other proceeding for review.

      (ii) COURT. The term "court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought.

      (iii) FINAL JUDGMENT. The term "final judgment" means a judgment, decree or order that is not appealable or as to which the period for appeal has expired with no appeal taken.

      (iv) SETTLEMENT. The term "settlement" includes entry of a judgment by consent or confession or a plea of guilty or NOLO CONTENDERE.

      (B) References in this Article XII to any individual or other person, including any savings bank, shall include legal representatives, successors and assigns thereof.

      SECTION 2. INDEMNIFICATION. Subject to Sections 3 and 7 of this Article XII, the Holding Company shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the Holding Company for:

      (A) any amount for which that person becomes liable under a judgment in such action; and

      (B) reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this Article XII if he or she attains a favorable judgment in such enforcement action.

      SECTION 3. REQUIREMENTS FOR INDEMNIFICATION. Indemnification shall be made to such person under Section 2 of this Article XII only if:

      (A) final judgment on the merits is in his or her favor; or

      (B) in case of:

            (i) settlement;

            (ii) final judgment against him or her; or

            (iii) final judgment in his or her favor, other than on the merits,

            if a majority of the disinterested directors of the Holding Company determines that he or she was acting in good faith within the scope of his or her employment or authority as he or she could have reasonably perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the Holding Company or its shareholders.

However, no indemnification shall be made unless the Holding Company gives the OTS at least sixty (60) days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement and any disposition of the matter by a court. Such notice, a copy thereof and a certified copy of the resolution containing the required determination by the Board shall be sent to the Regional Director of the OTS, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the Holding Company in writing, within such notice period, of his or her objection thereto.

      SECTION 4. INSURANCE. The Holding Company may obtain insurance to protect it and its directors, officers and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts committed in their capacity as directors, officers or employees. However, the Holding Company may not obtain insurance that provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

      SECTION 5. PAYMENT OF EXPENSES. If a majority of the directors of the Holding Company concludes that, in connection with an action, any person ultimately may become entitled to indemnification under this Article XII, the directors may authorize payment of reasonable costs and expenses, including reasonable attorneys' fees, arising from the defense or settlement of such action. Nothing in this Section 5 shall prevent the directors of the Holding
Company from imposing such conditions on a payment of expenses as they deem warranted and in the interests of the Holding Company. Before making advance payment of expenses under this Section 5, the Holding Company shall obtain an agreement that the Holding Company will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.

      SECTION 6. EXCLUSIVENESS OF PROVISIONS. The Holding Company shall not indemnify any person referred to in Section 2 of this Article XII or obtain insurance referred to in Section 4 of this Article XII other than in accordance with this Article XII.

      SECTION 7.  STATUTORY LIMITATIONS.  The indemnification  provided  for  in
Section 2 of this Article XII is subject to and qualified by 12 U.S.C. section 1821(k).

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

      The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

      (a) List of Exhibits (filed herewith unless otherwise noted)

          4     New England Bancshares, Inc. 2003 Stock-Based Incentive Plan 1
          5     Opinion of Muldoon Murphy & Faucette LLP
          23.0  Consent of Muldoon Murphy & Faucette LLP (included in Exhibit 5)
          23.1  Consent of Shatswell, MacLeod & Company, P.C.
          24    Powers of Attorney (contained on the signature pages)
-----------------------
1 Incorporated herein by reference from the Appendix A contained in the proxy statement on Form DEF 14A (SEC No. 000-49711), filed with the SEC on December 2, 2002.

ITEM 9. UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration Fee" table in the effective registration statement; and
            (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from by means of a post-effective amendment any of the securities that remain unsold at the end of the Offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      THE REGISTRANT.

      Pursuant to the requirements of the Securities Act of 1933, New England Bancshares, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Enfield, Connecticut on March 7, 2003.

                          NEW ENGLAND BANCSHARES, INC.


                          By: /s/ David J. O'Connor
                              --------------------------------------------------
                              David J. O'Connor
                              President and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints David J. O'Connor and Edward C. Allen as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


    Name                            Title                          Date
    ----                            -----                          ----


 /s/ David J. O'Connor          President and Chief           March 7, 2003
 --------------------------     Executive Officer
 David J. O'Connor              (principal executive,
                                financial and accounting
                                officer)





/s/ Edward C. Allen             Chairman of the Board         March 7, 2003
---------------------------
Edward C. Allen

/s/ Lucien P. Bolduc            Director                      March 7, 2003
---------------------------
Lucien P. Bolduc



/s/ Peter T. Dow                Director                      March 7, 2003
---------------------------
Peter T. Dow



                                Director                      ______________
---------------------------
Myron J. Marek



/s/ Dorothy K. McCarty          Director                      March 7, 2003
---------------------------
Dorothy K. McCarty



/s/ Richard K. Stevens          Director                      March 7, 2003
---------------------------
Richard K. Stevens



/s/ Richard M. Tatoian, Esq.    Director                      March 7, 2003
---------------------------
Richard M. Tatoian, Esq.

                                  EXHIBIT INDEX



                                                                                      Sequentially
                                                                                        Numbered
                                                                                          Page
 Exhibit No.     Description            Method of Filing                                Location
------------     ---------------------  -------------------------------------------   -------------

   4             New England            Incorporated herein by reference from the
                 Bancshares, Inc. 2003  Appendix A contained in the proxy statement
                 Stock-Based Incentive  on Form DEF 14A (SEC No. 000-49711), filed
                 Plan                   with the SEC on December 2, 2002.

   5             Opinion of Muldoon     Filed herewith.
                 Murphy & Faucette
                 LLP

  23.0           Consent of Muldoon     Contained in Exhibit 5.
                 Murphy & Faucette
                 LLP

  23.1           Consent of Shatswell,  Filed herewith.
                 MacLeod & Company,
                 P.C.

  24             Power of Attorney      Located on the signature page.
